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                          REGISTRATION RIGHTS AGREEMENT


                                 August 9, 1999


To Hoechst Corporation
86 Morris Avenue
Summit, NJ 07901

Dear Sirs:

     This will confirm that in consideration of our mutual agreements in connection with the proposed acquisition of Copley Pharmaceutical, Inc. (the "Company") by Teva Pharmaceuticals USA, Inc. ("T") pursuant to the Agreement and Plan of Merger between the Company, T and Caribou Merger Corporation ("TS") dated the date hereof (the "Merger Agreement"), the Company covenants and agrees with you as follows:

     1. Certain Definitions. As used in this Registration Rights Agreement, the following terms shall have the following respective meanings:

        "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

        "Common Stock" shall mean the Common Stock, $0.1 par value, of the Company.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Registration Expenses" shall mean the expenses so described in Section
4.

        "Restricted Stock" shall mean the 9,934,100 shares of Common Stock owned by you on the date hereof.

        "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Selling Expenses" shall mean the expenses so described in Section 4.

     2. Required Registration. (a) At any time after September 30, 1999, you may request the Company to register under the Securities Act up to 4,967,050 shares of Restricted


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Stock held by you for sale to not more than ten (10) purchasers as contemplated in the Stockholder Agreement dated the date hereof between you, T and TS (the "Stockholder Agreement"), for the sole purpose contemplated by Section 6(a) of the Stockholder Agreement, as in effect on the date hereof (the "Relevant Section"), and the Company shall use its reasonable best efforts to so register such securities. The Company shall not include in any such registration any securities other than shares of Restricted Stock. Nothing in this Agreement shall require the Company to take any action that would, or would reasonably be expected to, breach or result in a breach of the Company's obligations under the Merger Agreement or of your obligations under the Stockholder Agreement (as such term is defined in the Merger Agreement).

        (b) The Company shall be obligated to file only one registration statement pursuant to this Section 2. Such registration statement shall, if you so request and subject to the terms and conditions of this Agreement and the Relevant Sections, permit the sale of Restricted Stock on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

     3. Registration Procedures. If and whenever the Company is required by the provisions of Section 2 to use its reasonable best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

        (a) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become effective by October 31, 1999;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 8(f) below and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement;

        (c) furnish to you such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments and supplements thereto) you reasonably may request in order to facilitate the disposition of the Restricted Stock covered by such registration statement in accordance with this Agreement and the Relevant Sections;

        (d) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as you reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

        (e) immediately notify you at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration

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statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at your request, as soon as reasonably practicable and subject to
Section 8(g), prepare and furnish to you a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

        (f) make available for inspection by you and any attorney, accountant or other agent retained by you, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by you or your attorney, accountant or agent in connection with such registration statement.

     In connection with any registration hereunder, you will furnish to the Company in writing such information with respect to yourself and the proposed distribution by you as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

     The Company shall not be required to enter into an underwriting agreement in connection with any registration hereunder.

     4. Expenses. All out-of-pocket expenses incurred by the Company in complying with Sections 2 and 3 that it would not have incurred absent taking the actions required by Sections 2 and 3 hereunder, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and disbursements of your counsel are called "Selling Expenses". Expenses that the Company would have incurred absent taking the actions required by Sections 2 and 3 hereunder are called "Registration Expenses."

     The Company will pay all Registration Expenses in connection with any registration under Sections 2 and 3. All Selling Expenses shall be borne by you.

     5. Indemnification and Contribution. (a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2, the Company will indemnify and hold harmless you and each other person, if any, who controls you within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several (collectively "Losses"), to which you or such controlling person may become subject under the Securities Act, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, any preliminary

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prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, provided, however, that the Company will not be liable in any such case if and to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by you or any such controlling person in writing specifically for use in such registration statement or prospectus or arise from any act by you or any of your affiliates not disclosed in writing to the Company including, without limitation, breach of the Stockholder Agreement.

        (b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 2, you will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, against all Losses, to which the Company or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Section 2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses, provided, however, that you will be liable hereunder in any such case if and only to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to you furnished to the Company by you specifically for use in such registration statement or prospectus or arises from any act by you or any of your affiliates not disclosed in writing to the Company, including, without limitation, breach of the Stockholder Agreement.

        (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 5 and shall only relieve it from any liability which it may have to such indemnified party under this
Section 5 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be

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liable to such indemnified party under this Section 5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

        (d) If the indemnification provided for in this Section 5 is unavailable to an indemnified party in respect of any Losses or is insufficient to hold such indemnified party harmless, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses. The relative fault of such indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The parties hereto agree that it would not be just and equitable if such contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the foregoing provisions of this Section 5(d), (A) you will not be required to contribute any amount in excess of the public offering price of all the Restricted Stock offered pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     6. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Restricted Stock as so changed that you then own.

     7. Representations and Warranties of the Company. The Company represents and warrants to you as follows:

        (a) The execution, delivery and performance of this Agreement by the Company

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                                      -6-


have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter or By-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

        (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

     8. Miscellaneous.

        (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, however, that registration rights conferred herein on you shall only inure to the benefit of a transferee of Restricted Stock that is controlled by you, controls you or is under common control with you.

        (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed at such address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock) or to the holders of Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

        (c) This Agreement shall be governed by and construed in accordance with the laws of the the State of Delaware, without giving effect to the principles of conflicts of law thereof.

        (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and you.

        (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (f) The obligations of the Company to register shares of Restricted Stock under Section 2 or keep effective a registration statement hereunder shall terminate on the earliest of (i) January 10, 2000, (ii) termination of the Merger Agreement, (iii) termination of the Stockholder Agreement or (iv) termination, withdrawal or expiration of the Offer (as defined in the Merger Agreement) without TS accepting for payment thereunder shares of Common Stock.

        (g) Notwithstanding any provisions of this Agreement to the contrary, the Company's obligation to file a registration statement, or cause such registration statement to

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become and remain effective, shall be suspended for a period not to exceed 10 days if there exists at the time material non-public information relating to the Company, the premature disclosure of which would, in the reasonable opinion of the Company, adversely affect the Company.

        (h) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.




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Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be a binding agreement between the Company and you.

                                Very truly yours,


                                Copley Pharmaceutical, Inc.



                                By: /s/ Daniel Korpolinski

                                Title:  President and CEO

AGREED TO AND ACCEPTED as of the date first above written.


Hoechst Corporation


By: /s/ David Jenkins

Title:  President